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                                                                      Exhibit 21

                                 SUBSIDIARIES OF
                           THE COOPER COMPANIES, INC.
                             A DELAWARE CORPORATION

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
                                                      JURISDICTION OF
NAME                                                   INCORPORATION
----                                                  ---------------
THE COOPER COMPANIES, INC.                            Delaware
CooperVision, Inc.                                    New York
   CooperVision, LLC                                  Delaware
   CooperVision Holdings LLC                          Delaware
   Cooper Captive, Inc.                               New York
      CooperVision Technology LLC                     Delaware
   CooperVision International Holding Company, L.P.   England
      CooperVision Canada Corp.                       Canada
      Aspect Vision Holdings, Limited                 England-Wales
         CooperVision Limited                         England-Wales
            Coopervision do Brasil Ltda               Brazil
         Coopervision Spain S.L.                      Spain
         Cooper Vision Italia s.r.l.                  Italy
         Hydron Pty Limited                           Australia
         CooperVision Hydron S.A.S.                   France
         Coopervision Nederland BV                    The Netherlands
         Coopervision Manufacturing Limited           England
         CooperVision S.A. (Pty) Limited              South Africa
CooperSurgical, Inc.                                  Delaware
   CooperSurgical Acquisition Corp.                   Delaware
   Galenica, Inc.                                     Ontario
   Leisegang GmbH                                     Germany
   Medscand Medical AB                                Sweden
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